EXHIBIT 10.2

Summary of Lease Agreement
Dated June 16, 2013

Between Achidatex Nazareth Elite (1977) Ltd. (“Lessee”) and A.Tzedef Hashkaot Ltd. and Dash Shivuk Ve’Yazamut M.A Ltd. (“Lessors”).

The Lessee hereby rent the Property from the lessors on an As Is basis, subject to the terms and conditions of this agreement.

The term of the lease is 144 months starting July 1, 2013.

The Lessee shall have an option to extend the term for two additional periods of 60 months each.

The Lessee may terminate the lease in an earlier period; provided that it will transfer its rights and obligations under the lease to a successor lessee. The Lessors shall not object to such substitution of lessees without a reasonable reason.

The rent for the 60 months option periods, if the Lessee will choose to use them, will be determined by the parties, or if the parties cannot agree on the price, by a real estate evaluator.

Lessee will pay a monthly rent of NIS 75,000 linked to the Israeli consumer price index. After 72 months the rent will increase by 5%.